Exhibit (17)(e)

IVY FUNDS

Ivy Asset Strategy Fund
Ivy Core Equity Fund
Ivy Cundill Global Value Fund
Ivy Dividend Income Fund
Ivy European Opportunities Fund
Ivy Global Natural Resources Fund
Ivy High Income Fund
Ivy International Fund
Ivy International Growth Fund
Ivy International Value Fund
Ivy Large Cap Growth Fund
Ivy Limited-Term Bond Fund
Ivy Mid Cap Growth Fund
Ivy Money Market Fund
Ivy Municipal Bond Fund
Ivy Pacific Opportunities Fund
Ivy Science and Technology Fund
Ivy Small Cap Growth Fund
Ivy Tax-Managed Equity Fund

Supplement Dated July 15, 2003 To Prospectus Dated July 1, 2003
(and supplemented July 7, 2003)

Effective July 15, 2003:

The following information replaces the disclosure regarding selling Class A shares by check in the Section entitled “Selling Shares”:

To sell Class A shares of Ivy Money Market Fund and Ivy Limited-Term Bond Fund by check: If you have elected this method in your application or by subsequent authorization, the Fund will provide you with forms or checks drawn on UMB Bank, n.a. You may make these checks payable to the order of any payee in any amount of $250 or more.